Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the "Sublease") is made and entered into this day of ______, 2014 (the "Effective Date") by and between CORPORATE TECHNOLOGIES, INC., a Massachusetts corporation with a principal place of business at Three Burlington Woods, Burlington, Massachusetts 01801 ("Tenant"), and ACTINIUM PHARMACEUTICALS, INC., a Delaware corporation with a principal place of business at 501 Fifth Avenue, New York, NY 10017 ("Subtenant").

WHEREAS, pursuant to a certain Lease Agreement dated June 26, 2010 attached hereto as Exhibit A (the "Prime Lease") by and between METRO FOUR ASSOCIATES, L.P. ("Landlord") and Tenant, Tenant has leased certain premises located at 379 Thomall Street, Edison, New Jersey (the "Building"), containing approximately 5,210 rentable square feet, all as more fully described in the Prime Lease (the "Premises"); and Subtenant desires to sublet all of the Premises from Tenant in accordance with the terms and provisions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          PREMISES.

A.         Tenant for, and in consideration of the covenants hereinafter contained and made on the part of the Subtenant, does hereby sublet to Subtenant the Premises.

B.         For a period of two (2) weeks immediately prior to the Commencement Date, Subtenant may access the Premises on after the Effective Date, solely for purposes of installing Subtenant's furniture, fixtures and equipment; provided, that, (i) except only for the payment of Base Rent or Additional Rent specified below, Subtenant complies with all terms, conditions and provisions of this Sublease, including, without limitation, Tenant's obligations under Section 8 below, and (ii) Subtenant shall not conduct any business operations of any kind or nature in the Premises until the Commencement Date. For purposes hereof, Additional Rent shall include any amounts due from Subtenant to Tenant, other than Base Rent, under the terms of this Sublease or the Prime Lease, but expressly excluding Tenant's obligations under the Prime Lease to pay its proportionate share of Landlord's real estate taxes and operating costs which shall be the sole and exclusive responsibility of Tenant. For the avoidance of doubt, Subtenant shall not be responsible in any Operational Year (as defined in the Prime Lease) for any of Tenant's Projected Share of Increase (as defined in the Prime Lease).

C.         Simultaneously with the execution of this Sublease, Subtenant shall purchase from Tenant, and Tenant shall sell to Subtenant, "AS IS, WHERE IS." the furniture, equipment and copiers (excluding IT and Lab equipment) belonging to Tenant and located in the Premises, all as more fully identified in Exhibit B attached hereto. Simultaneously with the execution of this Sublease, Subtenant shall deliver a payment of $5,000.00 to Tenant for such furniture, equipment and copiers, and Tenant shall execute and deliver to Subtenant a Bill of Sale substantially in the form of Exhibit C attached hereto.

D.         Subtenant shall have the right to install any signage as expressly permitted under the terms and conditions of the Prime Lease, subject, however, to Landlord's prior written consent and approval. Subtenant shall have access to the Premises 7 days per week, 24 hours per day, subject; however, to any limitations, restrictions or other changes set forth in the Prime Lease. All HVAC services, janitorial services and rights to parking and use of common areas shall be as specified in the Prime Lease.

2.          TERM OF SUBLEASE. Unless sooner terminated as hereinafter provided, the term of this Sublease shall commence on May 1, 2014 (the "Commencement Date") and end on September 30, 2016. Subtenant shall not have any right of first refusal on any additional space in the Building, any right to expand the size of the Premises or any right to extend the term of the Prime Lease (or this Sublease) even if Tenant has any such rights under the Prime Lease.

3.          INCORPORATION OF BASIC LEASE.

A.         This Sublease is expressly made subject to all of the terms, conditions, and limitations contained in the Prime Lease between Tenant and Landlord, a copy of which is attached hereto and incorporated herein as Exhibit A, and any and all amendments thereto, now existing, or hereinafter entered into by Tenant and Landlord. Each of the terms, conditions, and obligations of Tenant pursuant to the Prime Lease shall be deemed a term, condition, and obligation to be performed by Subtenant hereunder with respect to the Premises as if the same were fully set forth herein and Tenant shall be entitled to enforce any and all of such terms, conditions, and obligations hereunder. Subtenant shall perform and observe the terms and conditions to be performed on the part of the Tenant with respect to the Premises and Subtenant's use and occupancy thereof, under all of the terms and provisions of the Prime Lease, except only as to the payment of Base Rent and Tenant's obligations to pay its proportionate share of real estate taxes and operating costs. Subtenant shall indemnify Tenant against any and all claims, damages, costs, expenses, or liabilities of any nature whatsoever in respect of the non-performance or non-observance of any such terms or conditions by Subtenant. This Sublease and all of the terms, provisions, and covenants herein contained, shall at all times be subject and subordinate to such Prime Lease whereby Tenant holds the Premises, and Subtenant covenants that it will not do or permit to be done on or with respect to the Premises any act or any thing whatsoever which may be in violation of any of the terms or conditions of the Prime Lease; and Subtenant further covenants and agrees that, upon termination of the Prime Lease for any reason whatsoever, other than the voluntary unilateral act of Tenant, this Sublease and all obligations hereunder not then accrued shall, at Tenant's option, cease and determine.

B.         Tenant agrees to perform and observe the terms and conditions to be performed on the part of the Tenant under the Prime Lease with respect to the Premises occupied by Tenant.

4.          BASE RENT. Subtenant agrees to pay to Tenant base rent ("Base Rent"), payable in monthly installments according to the following schedule:

A.         May 1, 2014 through April 30, 2015 - $104,200.00 per annum, payable in equal monthly installments of $8,683.33 each

B.         May 1, 2015 through September 30, 2016 - $112,015.00 per annum, payable in equal monthly installments of $9,334.58 each;

Each monthly installment of Base Rent shall be payable in advance on the first (1st) day of each and every month at the address of the Tenant set forth above or to such other address as Tenant may designate in writing from time to time. If any installment of Base Rent, payment of Additional Rent or any other sum due hereunder shall not be paid on or before the date the same is due, the same shall bear interest from the due date at a rate equal to the lesser of (i) the Prime Rate, as defined in the Lease, plus three percent (3%) or (ii) the maximum legally permissible rate, the payment of which shall constitute Additional Rent hereunder.

Notwithstanding the foregoing, provided that Subtenant is not default of any of its obligations under this Sublease, the first monthly installment of rent for the month of May, 2014 shall be abated, and Subtenant shall not be required to pay the same; provided; however, that if this Sublease is terminated by Tenant at any time as the result of Subtenant's default, such monthly of installment of rent shall be immediately paid by Subtenant to Tenant, in addition to, and not in lieu of, and all other damages which Tenant shall be entitled to recover as a result of Subtenant's default.

5.          SECURITY DEPOSIT. Upon the execution of this Sublease, the Subtenant shall deliver to Tenant a Letter of Credit in the amount of $34,733.32, issued by a bank, and in form and substance, all satisfactory to Tenant. During the Term hereof, and for not more than 60 days after the expiration of the Term, or for so long thereafter as Subtenant is in possession of the Premises or has unsatisfied obligations hereunder to Tenant, the Letter of Credit shall be security for the full and timely performance of Subtenant's obligations under this Sublease; which Letter of Credit may be drawn upon by Tenant and applied from time to time against outstanding obligations of Subtenant hereunder without notice or demand. Subtenant shall have no right to require Tenant to so apply the Letter of Credit, nor shall Subtenant be entitled to credit the same against rents or other sums payable hereunder. During the entire Term hereof, Subtenant shall cause said Letter of Credit to be renewed, if necessary in substantially the same form, no later than 30 days prior to the date of expiration of same. Without limiting any other remedies of Tenant, in the event that Subtenant fails to renew any Letter of Credit given hereunder at least 15 days prior to the date of expiration thereof, then Tenant shall have the right to draw down the entire amount of said Letter of Credit and hold such sums as a cash deposit. If and to the extent that Tenant makes such use of the Letter of Credit, or any part thereof, the sum so applied by Tenant (from cash or from a drawing on the Letter of Credit) shall be restored to the Letter of Credit by Subtenant upon notice from Tenant, and failure to restore same (within the grace period applicable to Base Rent hereunder) shall be a default hereunder giving rise to all of Tenant's rights and remedies applicable to a default in the payment of rent. In the event of a change of circumstance relating to the bank issuing the Letter of Credit, or Tenant otherwise reasonably believes the financial conditions of the issuing bank has been degraded, Tenant reserves the right to require Subtenant to replace the Letter of Credit from time to time with a substitute similar letter of credit issued by another bank satisfactory to Tenant.

6.          TENANT ELECTRIC.

B.         Subtenant, throughout the Term of this Sublease, shall be responsible for and pay all charges for electricity supplied by Landlord for the Premises and the Building of which they are a part in accordance with the terms and provisions of Article 15 of the Prime Lease. All payments required to be made by Tenant under Article 15 of the Prime Lease shall be paid promptly by Subtenant to Tenant, and in any event at least five (5) days before such payments are due from the Tenant to the Landlord under the Prime Lease. Upon execution of this Sublease, Subtenant shall, without cost to Tenant, take such action as shall be necessary to insure that all other utilities, such as phone, internet and the like, are billed by any providers directly to Subtenant. If the provider of any such service refuses to bill Subtenant directly for such services, then Subtenant hereby agrees to pay any such charges within twenty (20) days of its receipt of written notice from Tenant that such charges are due and payable together with copies of any bills or statements for the same, and shall provide Tenant with appropriate receipts evidencing payment, or reasonably satisfactory proof of the same, within twenty (20) after Tenant's notice. Tenant shall have no responsibility to Subtenant for the quality or availability of utilities or services to the Premises or to the Building and improvements located therein, including, but not limited to, electricity, gas, energy, telephone, garbage and trash removal and disposal, sewage or effluent removal or disposal, water, and other utilities or service. Tenant shall in no event be responsible for any interruption of utilities or equipment failure, and in the event of any such utility interruption, the Base Rent and/or Additional Rent provided for herein shall not abate or terminate in any way during the period of said interruption.

7.          USE. Subtenant shall be entitled to use the Premises only for the purposes specified and permitted under the Prime Lease, and for no other purpose. Subtenant acknowledges and agrees that no trade or occupation shall be conducted in the Premises or use made thereof which would be unlawful, improper, noisy, or offensive or which will interfere with the Tenant's use and enjoyment of the Premises.

8.          INSURANCE.

A.         Subtenant shall, with respect to the Premises, procure and maintain throughout the term of this Sublease all insurance required to be maintained by Tenant under the Prime Lease, and all such insurance shall specifically name Landlord and its mortgagees and Tenant, and all other persons required by the Prime Lease, as additional insureds. Subtenant shall furnish to Landlord and Tenant certificates of all such insurance prior to the beginning of the term of this Sublease and each renewal policy, at least thirty (30) days prior to the expiration of the policy it renews. All insurance procured by Subtenant hereunder shall conform to all of the requirements set forth in the Prime Lease.

B.         Tenant and Subtenant each hereby releases the other from any liability for any loss or damage to their respective portion of the Premises occupied by the said party or for injury to or death of persons occurring on or about their respective portions of the Premises or in any manner growing out of connected with their use and occupation of their respective portions of the Premises or the condition thereof, whether or not caused by the negligence or fault of the Tenant, the Subtenant or their respective agents, employees, licensees, invitees or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in paragraph 11 below, but only to the extent that such loss or damage or injury to or death of persons is covered (or required by this Sublease to be covered) by insurance which protects the Tenant or Subtenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either the Tenant or Subtenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available. Each party shall be solely responsible for the deductibles and retentions concerning their own insurance policies.

9.          LESSEE'S RESPONSIBILITY. Except as expressly otherwise provided herein, it is the intention of the parties that all Base Rent and Additional Rent payable hereunder shall be net to Tenant, such that this Sublease shall yield to Tenant at least the Base Rent and Additional Rent specified herein during the term of this Sublease. Except as expressly provided herein, Tenant shall not be obligated to pay any charge or bear any expense whatsoever against or with respect to the Premises, the rent payable hereunder shall not be subject to any reduction or offset whatsoever on account of any such charge or otherwise, and all costs, expenses and obligations of every kind and nature whatsoever, ordinary or extraordinary or foreseen or unforeseen, relating to the Premises, shall be paid by Subtenant. The obligation of Subtenant to make all payments of Base Rent and any Additional Rent, or other charges due hereunder, shall be absolute and unconditional and shall not, except as otherwise expressly provided herein, be subject to set off, deduction, recoupment or counterclaim.

10.        ACCEPTANCE OF PREMISES.

A.         Subtenant agrees that it is accepting the Premises "as is," and that Tenant has made no representation or warranty with respect to the condition thereof.

B.         Subtenant covenants and agrees to perform in the Premises any and all alterations, additions, construction, repairs, partitions and adaptations of the Premises (hereinafter collectively referred to as "Subtenant's Work") which are appropriate to put the Premises in finished condition for Subtenant's business, all in accordance with plans and specifications to be approved in writing by both Landlord and Tenant. All of Subtenant's Work shall be arranged and coordinated with Tenant, and shall be performed by Subtenant, at its sole cost and expense, in accordance with and subject to all of the terms and conditions of the Prime Lease.

C.         All work to be performed by Tenant as described in this Section 10 shall be performed in a good and workmanlike manner and in accordance with all of the terms and conditions of the Prime Lease and shall be subject to inspection and approval by the Landlord.

D.         At the end of the term of this Sublease, Tenant shall be responsible for any removal of improvements as exist on the Premises as of the date of the execution of this Sublease and restoration of the Premises with respect to the same, to the extent required by Article 23 of the Prime Lease; however, any and all restoration obligations with respect to any modifications, improvements or changes to the Premises on or after the date of the execution of this Sublease shall be the responsibility of Subtenant.

11.        INDEMNIFICATION.

A.         Subtenant agrees as follows: except as provided in paragraph 8(C) above with respect to the mutual waiver of subrogation, Subtenant shall indemnify, defend and save Tenant and Landlord and their respective partners, stockholders, members, directors, managers, officers, employees, servants and agents (the "Indemnitees") harmless from and against any and all losses, claims, liability, expenses and damages arising out of or resulting from (i) any work or thing done in, on or about the Premises by or on behalf of Subtenant, its agents, servants, invitees, contractors and employees (ii) any use, occupation, condition, operation of the Premises or any part thereof or of any parking lot, street, alley, sidewalk, curb, vault, passageway or space adjacent thereto or any occurrence on any of the same on the part of Subtenant, (iii) any act or omission on the part of Subtenant or its agents, servants, invitees, contractors and employees, (iv) any accident or injury (including death) or damage to any third party or property owned by someone other than Subtenant and not under the care, custody or control of Subtenant occurring in or about the Premises or any part thereof or in or about any parking lot, street, alley, sidewalk, curb, vault, passageway or space adjacent thereto, except to the extent caused by Landlord or Tenant or their agents or employees, (v) any failure on the part of Subtenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Sublease and the Prime Lease, and (vi) any other matters for which Tenant is obligated to indemnify Landlord under the Prime Lease to the extent caused by any act or omission of Subtenant or its agents, servants, invitees, contractors and employees. In connection herewith, the Subtenant agrees to give the Tenant prompt written notice of any such violation which may be asserted by a governmental agency. Subtenant further agrees to indemnify the Indemnitees from and against all costs, expenses (including reasonable attorney's fees) and other liabilities incurred in connection with any such indemnified claim or action and/or proceeding brought thereon. If Subtenant shall breach this covenant and fail to reimburse any of the Indemnitees for such costs and expenses within fifteen (15) days after written demand, the Tenant may declare a default under this Sublease. The rights and obligations of Tenant and Subtenant under this paragraph 11 shall survive the expiration and/or earlier termination of this Sublease.

B.         All fixtures, equipment, and other property on or about the Premises, whether the property of Subtenant or anyone claiming under Subtenant, shall be at Subtenant's sole risk and hazard, and if the whole or any part thereof shall be destroyed in any way or manner, no part of said loss or damage is to be charged to or borne by Tenant or Landlord in any case whatsoever. Subtenant agrees to exonerate and indemnify Tenant and Landlord from and against all claims, suits, obligations, liabilities and damages, including reasonable attorneys' fees, based upon or arising out of the foregoing.

12.        FIRE, CASUALTY AND EMINENT DOMAIN. If the Premises or any part thereof shall be destroyed or damaged by fire or other casualty or be taken by eminent domain, Landlord has the option of terminating the Prime Lease or rebuilding or repairing the Premises in accordance with the terms and provisions of the Prime Lease. If the Landlord elects to rebuild or repair the Premises, Subtenant shall remain bound by this Sublease, except that during the period of repair, the Base Rent for the Premises shall be abated in the same proportion and only to the same extent that the base rent payable by Tenant pursuant to the Prime Lease shall be abated by Landlord. In the event that, as a result of any fire or any casualty or taking by eminent domain, either Landlord or Tenant shall exercise any option under the Prime Lease to terminate said Prime Lease, this Sublease shall terminate simultaneously with the Prime Lease.

13.        REQUIREMENT OF LESSOR'S CONSENT. Wherever any consent or approval of Landlord is required under the terms and conditions of the Prime Lease for any action or conduct of Tenant (including, without limitation, any assignment of this Sublease, subletting of the Premises, or installing alterations and improvements), such consent or approval shall likewise be required to be obtained by Subtenant hereunder from both Tenant and Landlord for such action or conduct as if the requirement for such consent and/or approval were fully set forth herein. Subtenant shall reimburse Tenant promptly on demand for all reasonable legal expenses incurred by Tenant and/or Landlord in connection with all requests by Subtenant for consent or approval. Subtenant hereby acknowledges and agrees that certain requests made by Subtenant hereunder or certain events provided for in this Sublease shall be subject to and conditioned upon Tenant obtaining the prior written consent of Landlord pursuant to the Prime Lease; and Subtenant hereby covenants and agrees that Tenant shall not in any manner be held liable or responsible to Subtenant for any failure, refusal or delay by Landlord in granting such written consent in any such instance.

14.        SUBLESSEE'S DEFAULT. If (i) the Subtenant shall default in the payment of any Base Rent, Additional Rent or other sums payable by Subtenant to Tenant hereunder and such default shall continue for three (3) days after written notice from Tenant of such default without cure; or (ii) the Subtenant shall default in the performance or observance of any of the other covenants contained in this Sublease and on the Subtenant's part to be performed or observed and shall fail, within twenty (20) days after written notice from Tenant of such default to cure such default; or (iii) if the estate hereby created shall be taken on execution, or by other process of law, or if the Subtenant should be involved in financial difficulties as evidenced (a) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of trustees or other governing body, the commencement of such voluntary case, (b) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11 or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition, (c) by the entry of an order of relief in any involuntary case commenced under said Title 11 which is not removed by Subtenant within sixty (60) days after the date of entry, (d) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consent to or acquiescing in such relief, (e) by the entry of an order by a court of competent jurisdiction which is not removed by Subtenant within sixty (60) days after the date of entry (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian, of all or a substantial part of its properties; or (f) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; then, and in any of said cases (each of which is herein sometimes called a "Terminable Default"); then Tenant may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver of the benefit thereof, or consent in any former instance) and without demand or notice or need to comply with any statute relating to summary process, in person or by agent or attorney, enter the Premises (forcibly if necessary) or any part thereof and repossess the same as of its former estate, or terminate this Sublease by written notice to Subtenant, and in either event expel Subtenant and those claiming through or under it and remove their effects without being deemed guilty of any manner of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or breach of covenants, and upon entry or notice as aforesaid, this Sublease shall terminate. Subtenant hereby waives all statutory rights (including without limitation rights of redemption) to the extent such rights may be lawfully waived, with respect to such actions by Tenant. If this Sublease is terminated as provided for herein, or otherwise for Subtenant's breach or default, Tenant shall have all rights and remedies provided to the Landlord under the Prime Lease, as if said rights and remedies were fully set forth herein, and Subtenant shall be obligated to pay and all damages, liabilities, and expenses to Tenant as provided for therein.

15.        NOTICES. All notices or other communications shall be given by certified, registered or express mail, all such mail to be sent return receipt requested, or by facsimile, or by any reputable overnight delivery service providing proof of delivery. All notices to the parties shall be addressed to the addresses first listed above, or to such other address as they may designate in writing from time to time in the manner provided for herein and if to Tenant, a copy thereof shall be delivered to: Aaron A. Gilman, Esq., Hinckley, Allen & Snyder, LLP, 28 State Street, Boston, Massachusetts 02210.

16.        ENTIRE AGREEMENT AND LESSOR'S CONSENT. This Sublease sets forth the entire agreement between the parties hereto, supersedes all prior dealings, and may not be modified or amended except in writing duly executed by the respective parties. This Sublease is subject to and contingent upon Tenant obtaining Landlord's consent hereto, and the parties hereto acknowledge and agree that this Sublease shall not become effective until Landlord shall have consented to this Sublease.

17.        PARTIAL INVALIDITY. The invalidity of one or more phrases, sentences, clauses or articles contained in this Sublease shall not affect the remaining portions of this Sublease or any part thereof, and in the event that any one (1) or more of such phrases, sentences, clauses or articles should be declared invalid by the final order, decree or judgment of a Court of competent jurisdiction, this Sublease shall be construed as if such invalid phrases, sentences, clauses or articles had not been inserted in this Sublease.

18.        HOLDOVER. If Subtenant remains on the Premises beyond the expiration of this Sublease, such holding over shall not be deemed to create any tenancy, but Subtenant shall be a tenant at sufferance only, at a daily rate equal to three (3) times the rent and other charges under this Sublease. However, all conditions of this Sublease to be performed by Subtenant shall continue in full force and effect.

19.        WAIVER. No assent, express or implied, by Tenant to any breach of any agreement or condition herein contained on the part of Subtenant to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or assent to any succeeding breach of the same or any other agreement or condition, unless such waiver shall be in writing. No payment by Subtenant or acceptance by Tenant of a lesser amount than shall be from Subtenant shall be deemed to be anything but payment on account, and the acceptance by Tenant of a check for a lesser amount shall not be deemed in accord and satisfaction, and Tenant may accept said check without prejudice to recover the balance due or pursue any other remedy.

20.        PERSONS AND PROPERTY BOUND. The word "Tenant" shall mean and bind Tenant and its successors and assigns, and the word "Subtenant" shall mean and bind Subtenant and its successors and permitted assigns, or those in any manner claiming through or under Subtenant, in each case where the context so permits. Subtenant hereby agrees for itself and each succeeding holder of its interest, or any portion thereof that Tenant and its successors in interest shall not be liable for the acts or consequences arising from and after transfer of their interest as Tenant hereunder. No individual stockholder, officer, director, or employee of Tenant shall in any manner or under any circumstances be personally liable under this Sublease.

21.        AUTHORITY. The individuals executing this Sublease hereby represent that they are empowered and duly authorized to so execute this Sublease on behalf of the parties they represent.

22.        RECORDING. Subtenant shall not record this Sublease and any recording of this Sublease by Subtenant shall constitute a material breach by Subtenant and shall entitle Tenant to immediately terminate this Sublease and exercise all remedies for Subtenant's default hereof.

23.        COUNTERPARTS AND HEADNOTES. This Sublease may be executed in two (2) or more identical counterparts, each of which shall be deemed to be an original which may introduced in evidence or used for any purpose. The headnotes throughout this Sublease are for convenience of reference only, and shall in no way be deemed to limit, modify, or add to the interpretation, construction or meaning of any provision of this Sublease.

24.        BROKERS. Tenant utilized the services of Cushman & Wakefield (the "Listing Broker") and Subtenant utilized the services of Studley (the "Non-Listing Broker") in connection with this Sublease. Tenant and Subtenant each represents to the other that they did not involve any other brokers in procuring this Sublease. Tenant shall be solely responsible for a single commission with respect to this Sublease which shall be shared by the Non-Listing Broker and the Listing Broker per their agreement. Landlord and Tenant agree to forever indemnify, defend and hold the other harmless from and against any commissions, liabilities, losses, costs, damages or expenses (including reasonable attorneys' fees) that may be asserted against or incurred by the indemnified party by any broker other than the Listing Broker and Non-Listing Broker as a result of any misrepresentation by the indemnifying party hereunder.

25.        GOVERNING LAW. This Sublease shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey.

26.        MISCELLANEOUS. Time is of the essence of this Sublease and each of its provisions. Each individual executing this Lease on behalf of each of Tenant and Subtenant represents and warrants that he or she is duly authorized to execute and deliver this Sublease and that the Tenant or Subtenant, as applicable, is a duly organized corporation, limited liability company, association or partnership under the laws of the state of its incorporation or formation, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the laws of the state of its incorporation or formation and the laws of the jurisdiction in which the Building is located, has the power and authority to enter into this Sublease, and that all corporate or partnership action requisite to authorize Tenant or Subtenant, as applicable, to enter into this Sublease has been duly taken. The submission of this Sublease to Subtenant is not an offer to sublease the Premises, or an agreement by Tenant to reserve the Premises for Subtenant. Tenant shall not be bound to Subtenant until Subtenant has duly executed and delivered an original Sublease to Tenant and Tenant has duly executed and delivered an original Sublease to Subtenant. This Sublease may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Sublease transmitted via facsimile (or other electronic means) shall be deemed an original signature and be binding upon the parties hereto. Subtenant represents and warrants to Tenant that neither Subtenant nor any of Subtenant's members, shareholders or other equity owners, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease Agreement to be duly executed as a sealed instrument as of the day and year first above written.

TENANT: CORPORATE TECHNOLOGIES, INC.	SUBTENANT: ACTINIUM PHARMACEUTICALS, INC.

By:	By:
Name:	Name:
Title:	Title:

IN WITNESS WHEREOF, CTI has caused this Bill of Sale to be duly executed as an instrument under seal on the day and year first above set forth.

CORPORATE TECHNOLOGIES, INC.

By:	/s/ Harry A. Kasparian
Name:	HARRY A. KASPARIAN
Title:	CEO and President

Acknowledged and Accepted: ACTINIUM PHARMACEUTICALS, INC.

By:	/s/ Kaushik J. Dave
Name:	Kaushik J. Dave
Title:	President and CEO

EXHIBIT A TO
SUBLEASE AGREEMENT
BY AND BETWEEN
CORPORATE TECHNOLOGIES, INC.
AND
ACTINIUM PHARMACEUTICALS, INC.

PRIME LEASE AGREEMENT

See Attached Lease

EXHIBIT B TO
SUBLEASE AGREEMENT
BY AND BETWEEN
CORPORATE TECHNOLOGIES, INC.
AND
ACTINIUM PHARMACEUTICALS, INC.

LIST OF EQUIPMENT AND FURNISHINGS

See Attached Listing

EXHIBIT C TO
SUBLEASE AGREEMENT
BY AND BETWEEN
CORPORATE TECHNOLOGIES, INC.
AND
ACTINIUM PHARMACEUTICALS, INC.

FORM OF BILL OF SALE

See Attached Bill of Sale

BILL OF SALE

BILL OF SALE, dated as of this                                         day of                      , 2014, from CORPORATE TECHNOLOGIES, INC., a Massachusetts corporation ("CTI") to ACTINIUM PHARMACEUTICALS, INC., a Delaware corporation ("API").

WITNESSETH:

In consideration of Five Thousand ($5,000.00) Dollars, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1.             CTI hereby grants, sells, conveys, assigns, transfers, sets over and delivers to API all of its rights, title and interest in and to the furnishings and equipment (the "Equipment") described in Schedule A attached hereto and incorporated herein, AS IS, WHERE IS, free and clear of all claims, liens, mortgages, pledges, encumbrances, charges and security interests of every kind.

2.             CTI covenants and agrees that it will execute, deliver and acknowledge (or cause to be executed, acknowledged and delivered) from time to time at the request of API, and without further consideration, all such instruments of conveyance, transfer, assignment and further assurance and perform or cause to be performed all such other acts as may reasonably be required in order to transfer to or further perfect in API title to the Equipment.

3.             Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to API and upon any notarization, certification, verification, affidavit or jurat by any notary public of any state relating to the authorization, execution and delivery of this Bill of Sale or to the authenticity of any copy, conformed or otherwise, hereof.

4.             This instrument is executed by, and shall be binding upon, CTI and its successors and assigns, and shall inure to the benefit of API and its successors and assigns.

5.             This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, CTI has caused this Bill of Sale to be duly executed as an instrument under seal on the day and year first above set forth.

CORPORATE TECHNOLOGIES, INC.

By:
Name:
Title:

Acknowledged and Accepted: ACTINIUM PHARMACEUTICALS, INC.

By:
Name:
Title:

SCHEDULE A

DESCRIPTION OF EQUIPMENT